OPTION AGREEMENT - MANCHESTER SOUTH
                    -----------------------------------


THIS AGREEMENT is dated for reference the 6th day of March, 2002.


BETWEEN:

                      KLONDIKE BAY RESOURCES INC.
                      an Ontario company with an address at
                      326 Penman Avenue
                      Garson, Ontario  P3L 1S5


                     (the "Optionor")
                                                    OF THE FIRST PART

AND:
                     PATRIARCH INC.
                     a Delaware corporation with its registered
                     address at
                     4526 Underwood Avenue
                     North Vancouver, BC   V7K 2S2

                    ("Patriarch")
                                                    OF THE SECOND PART


WHEREAS:

A. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B. Patriarch wishes to acquire the option to acquire a 90% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following terms will have the meaning set forth below:

(A) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(B)  "Property" means and includes:

    (i) the mining claims in the Sudbury Mining District of Ontario listed in Schedule A to this Agreement; and

    (ii) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

(C) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

    (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

    (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

    (iii) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

    (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

    (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

   (vi) the cost of construction and maintenance of camps required for Exploration and Development;

   (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

   (viii) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

   (ix) all costs of consulting and other engineering services including report preparation;

   (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

   (xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2.   OPTION

2.1 The Optionor hereby grants to Patriarch the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Property (the "Option") for total consideration consisting of a 1% Net Smelter Return attached as schedule "C" hereto, cash payments to the Optionor totalling $7,500 US and the incurrence of Property Expenditures totalling $195,000 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $7,500 US;

     (B) by December 31, 2002, the incurrence of Property Expenditures in the amount of $25,000 US;

     (C) by December 31, 2003, the incurrence of Property Expenditures in the further amount of $175,000 US for total aggregate Property Expenditures of $200,000 by December 31, 2003, provided that any Property Expenditures incurred prior to December 31, 2002 which are in excess of $25,000 will be applied to the further required amount of $175,000.

2.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Patriarch shall have acquired an undivided 90% right, title and interest in and to the Property.

2.3 This Agreement is an option only and the doing of any act or the making of any payment by Patriarch shall not obligate Patriarch to do any further acts or make any further payments.

3.   TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Patriarch shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, the Optionor shall deliver to Patriarch a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Patriarch's lawyers, for the transfer of an undivided 90% interest in the Property to Patriarch.

4.   JOINT VENTURE

4.1 Upon Patriarch acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Patriarch agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

5.   RIGHT OF ENTRY

5.1 During the currency of this Agreement, Patriarch, its servants, agents and workmen and any persons duly authorised by Patriarch, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Patriarch in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.   COVENANTS OF PATRIARCH

6.1  Patriarch covenants and agrees that:

    (A) during the term of this Agreement, Patriarch shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

    (B) Patriarch shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

    (C) during the term of the option herein, Patriarch shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Patriarch shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

    (D) Patriarch shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

    (E) Patriarch shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Patriarch, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Patriarch shall not be liable for, any injury incurred while on the Property, howsoever caused;

    (F) Patriarch shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Patriarch in connection with its operations on the Property;

    (G) Patriarch shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Patriarch on the Property, including any liability of an environmental nature.

7.   REPRESENTATIONS AND WARRANTIES

7.1  The Optionor hereby represents and warrants that:

    (A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

    (B) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

    (C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

    (D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2 Patriarch hereby represents and warrants that:

    (A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

    (B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

8.   ASSIGNMENT

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, Patriarch and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.   CONFIDENTIALITY OF INFORMATION

9.1 Each of Patriarch and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.  TERMINATION

10.1 Until such time as Patriarch has acquired an undivided 90% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

    (A) upon the failure of Patriarch to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

    (B) in the event that Patriarch, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

    (C) in the event that Patriarch shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Patriarch of written notice from the Optionor of such default, Patriarch has not:

       (i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

       (ii) given the Optionor notice that it denies that such default has occurred.

    (D) delivery of notice of termination by Patriarch pursuant to Paragraph 2.1 in the event the Geological Report is not acceptable;


In the event that Patriarch gives notice that it denies that a default has occurred, Patriarch shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon termination of this Agreement under Paragraph 10.1, Patriarch shall:

     (A) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

     (B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Patriarch or, to the extent within Patriarch's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     (C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon the termination of this Agreement under Paragraph 10.1, Patriarch shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

10.4 Upon termination of this Agreement, Patriarch shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.  FORCE  MAJEURE

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.  REGULATORY APPROVAL

12.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

13.  NOTICES

13.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

In the case of the Optionor:            KLONDIKE BAY RESOURCES
                                        326 Penman Avenue
                                        Garson, Ontario
                                        Canada  P3L 1S5
                                        Telecopier: (705) 693-7705

In the case of Patriarch :              PATRIARCH INC.
                                        4526 Underwood Avenue
                                        North Vancouver, BC
                                        Canada  V7K 2S2
                                        Telecopier: (604) 987-7653
and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

14.  GENERAL TERMS AND CONDITIONS

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3 Time shall be of the essence of this Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

14.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


KLONDIKE BAY RESOURCES INC.

/s/ Terry Loney
---------------------------------
Signature of Authorised Signatory

Terry Loney
---------------------------------
Name of Authorised Signatory

President
---------------------------------
Position of Authorised Signatory



PATRIARCH INC.
by its authorised signatory:

/s/ Strato Malamas
---------------------------------
Signature of Authorised Signatory

Strato Malamas
---------------------------------
Name of Authorised Signatory

President
---------------------------------
Position of Authorised Signatory

                              SCHEDULE "A"

                         PROPERTY DESCRIPTION


             Latitude 46( 33' North, Longitude 80( 44' West
                       SUDBURY MINING DISTRICT
                               ONTARIO
                                CANADA

List of Claims


----------------------------------------------------------------------
   CLAIM NUMBERS           TOWNSHIP/AREA          CURRENT EXPIRY DATE
----------------------------------------------------------------------

 S 1246249 - 1246253      DRYDEN & FALCONBRIDGE       NOVEMBER 8, 2002
                               ( G-4048 )
----------------------------------------------------------------------

                             SCHEDULE "B"


                 EXPLORATION JOINT VENTURE AGREEMENT


THIS AGREEMENT made as of the _day of _, 200_


BETWEEN:

                      KLONDIKE BAY RESOURCES INC.
                      an Ontario company with an address at
                      326 Penman Avenue
                      Garson, Ontario  P3L 1S5


                     (the "Optionor")
                                                    OF THE FIRST PART

AND:
                      PATRIARCH, INC.
                      a Delaware corporation with its registered address at
                      4526 Underwood Avenue
                      North Vancouver, B.C.  V7K 2S2

                     ("Patriarch")
                                                    OF SECOND PART




WHEREAS:

A. Patriarch owns a 90% and the KLONDIKE BAY RESOURCES owns a 10% undivided right, title and interest in and to the Property;

B. The parties wish to create a joint venture to carry out the continued exploration of the Property on the terms and subject to the conditions hereinafter set forth;

C. The parties have agreed that, if following the completion of such exploration a Feasibility Report is prepared which recommends placing the Property into commercial production, they will negotiate and settle a further joint venture agreement for the development and placing of the Property into commercial production;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:


1.      DEFINITIONS
        -----------

1.1 In this Agreement, including the Recitals and Schedules hereto the following words and expressions shall have the following meanings:

  (a) "Affiliate" shall have the same meaning as under the Company Act (British Columbia) as at the date hereof;

  (b) "Agreement" means this Joint Venture Agreement as amended from time to time;

  (c) "Costs" means all items of outlay and expense whatsoever, both direct and indirect incurred by or on behalf of the parties, in connection with the Property, the exploration and development thereof and expenses in respect of the Feasibility Report;

  (d) "Feasibility Report" means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into commercial production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

  (e) "Interest" means the undivided beneficial percentage interest from time to time of a party in the Joint Venture, the Property, and Mineral Products, as set out hereunder;

  (f) "Joint Venture" means the joint venture created pursuant to this Agreement;

  (g) "Management Committee" means the committee of representatives of the parties to this Agreement constituted in accordance with the provisions of article 5 to manage or supervise the management of the business and affairs of the Joint Venture;

  (h) "Mineral Products" means the end products derived from operating the Property as a mine;

  (i) "Net Profits" shall mean net profits calculated in accordance with Schedule "B" hereto;

  (j)   "Operator" means the operator appointed pursuant to article 6;

  (k) "Other Tenements" means all surface rights of and to any lands within or outside the Property including surface held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property;

  (l) "Program" means a plan, including budgets, for the Project or any part thereof as approved by the Management Committee pursuant to this Agreement;

  (m) "Project" means the exploration and development of the Property and preparation and delivery of a Feasibility Report;

  (n) "Property" means those certain mining claims and related rights and interests set out and more particularly described in Schedule "A" hereto and Other Tenements and shall include any renewal thereof and any form of substitute or successor title thereto; and

  (o) "Royalty" shall mean a royalty on the Net Profits calculated and paid in accordance with Schedule "B" hereto.

2.     REPRESENTATIONS AND WARRANTIES
       ------------------------------

2.1    Patriarch represents to KLONDIKE BAY RESOURCES that:

  (a) it is the legal and beneficial owner of a 90% Interest free and clear of all liens, charges and encumbrances; and

  (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to Patriarch's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase Patriarch's Interest or any portion thereof.

2.2    KLONDIKE BAY RESOURCES represents to Patriarch that:

  (a) it is the legal and beneficial owner of a 10% Interest free and clear of all liens, charges and encumbrances; and

  (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to KLONDIKE BAY RESOURCES's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase KLONDIKE BAY RESOURCES's Interest or any portion thereof.

2.3     Each of the parties represents to the other that:

  (a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

  (b) it has full power and authority to carry on its business and enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations hereunder;

  (c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.4 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to the other party hereunder.

3.      PURPOSE AND CREATION OF THE JOINT VENTURE
        -----------------------------------------

3.1 The parties agree each with the other to use their best efforts to explore and develop the Property with the goal of eventually putting the Property into commercial production should a Feasibility Report recommending commercial production be obtained and a decision to commence commercial production be made, which Feasibility Report and decision have not, at the date of this Agreement, been obtained or made and for this purpose hereby agree to associate and participate in a single purpose joint venture to carry out all such acts which are necessary or appropriate, directly or indirectly, to carry out the Project.

3.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute a party the partner, agent or legal representative of any other party or create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for or to assume any obligations or responsibility on behalf of any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

3.3 The rights and obligations of each party shall be in every case several and not joint or joint and several.

3.4 Beneficial ownership of the Property shall remain in each party in proportion to its respective Interest and any legal title to the Property held by any party shall be subject to this Agreement. All property held, acquired or contributed by or on behalf of the parties under or pursuant to this Agreement shall be beneficially owned by the parties as tenants in common in proportion to their respective Interests.

3.5 Each party shall make available its Interest exclusively for the purposes of the Project and, in particular, each party agrees to grant a mortgage, charge, lien or other encumbrance on, or any security interest in, its Interest to and in favour of any lender to facilitate financing of the Project or any portion thereof.

3.6 The rights and obligations of the parties created under this Agreement shall be strictly limited to the Project and shall not be extended by implication or otherwise, except with the unanimous written consent of the parties.

3.7 Except as may be otherwise expressly provided in this Agreement, nothing herein shall restrict in any way the freedom of any party, except with respect to its Interest, to conduct as it sees fit any business or activity whatsoever, including the development or application of any process, and the exploration for, development, mining, extraction, production, handling, processing or any treatment, transportation or marketing of any ore, mineral or other product for any other purpose, without any accountability to any other party.

3.8 Each party shall do all things and execute all documents necessary in order to maintain the Property and the Project in good standing provided that all Costs need only be met by each party in proportion to its Interest.


3.9 Except as may be otherwise expressly specified in this Agreement, each party, in proportion to its Interest, shall indemnify and hold harmless each other party and each director, officer, employee, agent and representative of each other party, from and against any claim of or liability to any third person asserted on the ground that action taken under this Agreement has resulted in or will result in any loss or damage to such third person to the extent, but only to the extent,that such claim or liability is paid by such other party in the amount in excess of that amount payable by reason of such other party's Interest, but the foregoing shall not prejudice any claim of any party against the Operator.

3.10    Each party covenants and agrees with the other:

   (a) to perform or cause to be performed its obligations and commitments under this Agreement and, without limiting the generality of the foregoing, to pay Costs in proportion to its Interest except as may be otherwise provided in article 4 hereof;

   (b) not to engage either alone or in association with others in any activity in respect of the Property or the Project except as provided or authorized by this Agreement.

4.      DILUTION
        --------

4.1 Upon formation of the Joint Venture, Patriarch shall be deemed to have incurred Costs of $207,500 and KLONDIKE BAY RESOURCES to have incurred Costs of $20,750.

4.2 The respective Interests of the parties shall be subject to variation from time to time in the event:

   (a)  of failure by a party to pay its proportionate share of Costs;

   (b) subject to section 8.6 hereof, of the election by a party not to participate in a Program; or

   (c) subject to section 8.6 hereof, of the election by a party to pay less than its proportionate share of Costs in respect of a Program adopted by the Management Committee.

4.3    Upon the happening of any of the events set forth in subsection
4.2 hereof, each party's Interest shall be varied to equal the product obtained by multiplying 100% by a fraction of which the numerator shall be the amount of Costs paid by such party and of which the denominator shall be the total amount of Costs paid by all parties. For the purposes of this section, the amount of Costs paid by a party shall include the amount of Costs deemed to have been paid by that party as set forth in section 4.1.


4.4 In the event that a party's Interest is reduced to 5% or less by the operation of section 4.3 hereof, such party shall forfeit its Interest to the other party and shall receive as consideration therefor a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter. If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

5.      MANAGEMENT COMMITTEE
        --------------------

5.1A    Management Committee, consisting of one representative of each party, and one or more alternate representatives, shall be constituted and appointed forthwith after the formation of the Joint Venture. The Management Committee shall manage, or supervise the management of, the business and affairs of the Joint Venture and shall exercise all such powers and do all such acts as the Joint Venture may exercise and do. The Management Committee shall meet within 15 days of its constitution and may otherwise meet at such places as it thinks fit for the dispatch of business, adjourn and otherwise regulate its meetings and proceedings as the members thereof deem fit. The Chairman of all meetings shall be a representative of the Operator. Matters decided at any meeting of the Management Committee shall be decided by a simple majority of votes with each party's representatives being entitled to cast that number of votes which is equal to that party's Interest, and, in the case of an equality of votes, the dispute shall be referred to arbitration pursuant to article 20. Unless agreed to in writing by the parties hereto, all meetings of the Management Committee shall be held in Vancouver, British Columbia. Any meetings may, if both parties so consent, be held by conference telephone.

5.2 A quorum for any meeting of the Management Committee shall consist of a representative or representatives of a party or parties whose Interests aggregate equal to or in excess of 95%. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting shall be dealt with if a quorum is not present at the commencement of the meeting but the quorum need not be present throughout the meeting. A meeting at which a quorum is not present shall be adjourned to the same time and place one week later at which adjourned meeting a quorum shall be one representative of a party.

5.3 A meeting of the Management Committee at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion bestowed upon the Management Committee in this Agreement.

5.4 No questions submitted to the Management Committee need be seconded and the chairman, if any, of the meeting shall be entitled to submit the questions.


5.5 The decision on any matter evidenced by the consent in writing of the representatives of all parties shall be as valid as if it had been decided at a duly called and held meeting of the Management Committee. Each written consent may be signed in counterparts each consented to in writing by one or more representatives which together shall be deemed to constitute one consent.

5.6 At the time of any decision by the Management Committee to adopt a Program, the parties shall, subject to the provisions of article 8 hereof, pay their proportionate share of the estimated Costs of such Program by depositing the same into the interest bearing bank account opened and maintained pursuant to section 5.7 hereof.

5.7 The Operator shall open and maintain an interest bearing bank account with a Canadian Chartered bank in the name of the Joint Venture and shall use the funds on deposit therein for the purposes of the Joint Venture. The Operator shall appoint signing officers on the said account as shall be required and shall advise the parties of the particulars of the said account.

5.8 Each of the parties hereby agree that any interest earned on any sums deposited in the bank account opened and maintained pursuant to section 5.7 hereof shall be shared in proportion to their respective
Interests.

5.9 If the Operator fails to do so, any party (the "Paying Party") may pay any reasonable Costs due to maintain the Property in good standing and the other party shall, in proportion to its Interest and within 15 days of being given notice of such payment, reimburse the Paying Party for such payment, failing such reimbursement the party not paying shall forfeit its Interest to the Paying Party and this Agreement shall terminate.

5.10 At any time during the currency of this Agreement the Management Committee may cause a Feasibility Report to be prepared by a substantial and well recognized Canadian engineering firm in such form as the Management Committee may require. The Management Committee shall, forthwith upon receipt of a Feasibility Report, provide each of the parties with a copy thereof. Upon request of any party and at reasonable intervals and times the parties shall meet in order to discuss the Feasibility Report.

6.      OPERATOR
        --------

6.1 The initial Operator shall be KLONDIKE BAY RESOURCES, which shall continue as operator until changed pursuant to section 8.2 or by a decision of the Management Committee with parties representing Interests of 75% or more voting in favour. If the Operator has failed to perform in a manner that is consistent with good mineral exploration and development practice or is in default of its duties and responsibilities under this Agreement, and the Management Committee or the other party has given to the Operator written notice setting forth particulars of the Operator's default and the Operator has not within 30 days of such notice commenced to remedy the default and thereafter to proceed continuously and diligently to complete all required remedial action the other party shall become the Operator.

6.2 The Operator may at any time on 60 days' notice to the Management Committee resign as Operator, in which event the Management Committee shall select another party or person to be Operator upon the 30th day after receipt of the Operator's notice of resignation or such sooner date as the Management Committee may establish and give notice of to the resigning Operator. The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator on the earlier of those dates save only as to those duties and obligations that it theretofore should have performed.

6.3 Upon the Operator making a voluntary or involuntary assignment into bankruptcy or taking advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies the Operator shall automatically cease to be the Operator and the other party or its nominee appointed as Operator.

6.4 The new Operator shall assume all of the rights, duties, obligations and status of the Operator as provided in this Agreement, other than the previous Operator's Interest, if any, without obligation to retain or hire any of the employees of the former Operator or to indemnify the former Operator for any costs or expenses which the previous Operator will incur as a result of the termination of employment of any of its employees resulting from this change of Operator, and shall continue to act as Operator until its replacement or resignation.

6.5 The Operator shall be paid by the Joint Venture, as compensation for general overhead expenses which the Operator may incur, an amount equal to 10% of all Costs in each year but only 5% of Costs paid by the Operator under any contract involving payments by it in excess of $100,000 in one year.

7.      POWERS, DUTIES AND OBLIGATIONS OF OPERATOR
        ------------------------------------------

7.1 Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable to carry out a Program and the Project and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

   (a) regulate access to the Property subject only to the right of representatives of the parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;


   (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with a party except on terms which are commercially competitive;

   (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of its exercise of its powers pursuant to this subsection;

   (d) conduct such title examination and cure such title defects as may be advisable in the reasonable judgment of the Operator.

7.2 The Operator shall have the following duties and obligations during the term hereof:

   (a) to diligently manage, direct and control all exploration and development operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

   (b) to prepare and deliver to each of the parties during the periods of active field work, quarterly progress reports of the work in progress, on or before the day which is 45 days following each calendar quarter with respect to work done in such quarter and on or before March 31st of every year comprehensive annual reports covering the activities hereunder and the results obtained during the 12 month period ending on December 31 immediately preceding;

   (c) to prepare and deliver to each of the parties copies of all assays, maps and drill logs immediately upon their preparation or receipt;


   (d)  subject to the terms and conditions of this Agreement, to keep
        the Property in good    standing, free and clear of all liens,
        charges and encumbrances of every character arising from operations (except for those which are in effect on the date of this Agreement or are created pursuant to this Agreement, liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed by reason of the Operator's failure to perform its obligations hereunder;

   (e) to maintain true and correct books, accounts and records of operations hereunder separate and apart from any other books, accounts and records maintained by the Operator;

   (f) to permit one representative of the parties, appointed in writing, at all reasonable times and at their expense to inspect, audit and copy the Operator's accounts and records relating to the Project for any fiscal year of the Operator within nine months following the end of such fiscal year;

   (g) to obtain and maintain and cause any contractor engaged hereunder to obtain and maintain during any period in which active work is carried out hereunder such insurance coverage as the Management Committee deems advisable;

   (h) to permit the parties or their representatives, appointed in writing, at all reasonable times, at their own expense and risk, reasonable access to the Property and all data derived from carrying out a Program;

   (i) to open and maintain on behalf of the Joint Venture such bank account or bank accounts as the Management Committee may direct with a Canadian chartered bank;

   (j) to prosecute and defend, but not to initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the Property, or Project;

   (k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the Joint Venture hereunder in the Operator's name and to promptly pay all expenditures incurred in connection therewith when due; and

   (l) to maintain in good standing those mineral claims comprised in the Property by the doing and filing of all assessment work or the making of payments in lieu thereof and by the payment of all taxes and other like charges and payments.


7.3 Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of the Management Committee and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by the Management Committee and shall make all reports to the Management Committee except where otherwise specifically provided herein.

7.4 The Operator shall commence and diligently complete the Project and without limiting the generality of the foregoing, may retain an independent consulting geologist acceptable to all parties to prepare a report in respect of the Project, the results thereof, the conclusions derived therefrom and the recommendation as to whether or not further work should be conducted on the Property.

8.      PROGRAMS
        --------

8.1 Costs shall only be incurred under and pursuant to Programs prepared by the Operator, approved by the Management Committee and delivered to the parties as provided in this article. Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2 The Operator shall prepare and submit to the parties a Program within 180 days of the completion of the previous Program. If the Operator does not prepare a Program within the time limited, then the other party shall have the right to prepare a Program for submission to the other party at which time the party submitting the Program shall become the Operator.

8.3 Within 30 days of the receipt by the parties of a Program, each party shall give written notice to the Operator stating whether or not they elect to contribute their proportionate share of Costs of such Program or requesting the Operator to revise the Program provided that each party may only make such requests once in respect of each Program. Subject to subsection 8.6, failure by either of the parties to give notice pursuant to this subsection within such 30 day period shall be deemed an election by that party not to contribute to such Program.

8.4 If a party elects or is deemed to have elected not to contribute its proportionate share of the Costs of a Program, the other party may give notice in writing to the Operator stating that it will contribute all expenditures under or pursuant to such Program and the Operator will proceed with such Program and thereafter the Interests of the parties shall be adjusted in accordance with article 4. The Operator will not proceed with any Program which is not fully subscribed.

8.5 If the parties elect to contribute their proportionate share of the Costs of a Program, the Operator will then proceed with the Program.


8.6 If either party elects or is deemed to have elected not to contribute to a Program its Interest will not be subject to adjustment thereunder if, within 60 days of such election or deemed election, it elects to pay to the contributing party 150% of what would otherwise have been its contribution to the Costs of such Program, but any amount so paid in excess of what would otherwise have been its contribution to such Program shall be deemed not to be a contribution to Costs by the party making it.

8.7 An election by a party to contribute to the Costs of a Program shall make that party liable to pay its proportionate share of the Costs actually incurred under or pursuant to the Program including Program Overruns, as hereinafter defined, of up to but not exceeding 10%.

8.8 After having elected to contribute its proportionate share of the Costs of a Program which is proceeded with, a party shall, within 15 days after being requested in writing to do so by the Operator, pay such portion of its share of Costs as the Operator may require but the Operator shall not require payment of any funds in advance if the party provides the Operator with reasonable assurance and evidence that it has secured financing by way of the issuance of "flow-through" shares sufficient to pay its proportionate share of the Costs of a Program and such financing requires that party to incur the Costs before funds are advanced to the party. At any other time the Operator shall not require payment of funds more than one month in advance.

8.9 If it appears that Costs will exceed by greater than 10% those estimated under a Program the Operator shall immediately give written notice to the party or parties contributing to that Program outlining the nature and extent of the additional costs and expenses ("Program Overruns"). If Program Overruns are approved by the party or parties contributing to that Program, then within 15 days after the receipt of a written request from the Operator, the party or parties contributing to that Program shall provide the Operator with their respective shares of such Program Overruns. If Program Overruns are not approved by the party or parties contributing to that

Program, the Operator shall have the right to curtail or abandon the portion of such Program relating to the Program Overruns.

8.10 If either party at any time fails to pay its proportionate share of Costs in accordance with subsections 8.8 or 8.9, the Operator may give written notice to that party demanding payment, and if the party has not paid such amount within 15 days of the receipt of such notice, that party shall:

   (a) be deemed to be in default under subsection 8.8 or 8.9 as applicable; and

   (b) forfeit its Interest to the other party and shall receive as consideration therefore a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter. If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

9.      INFORMATION AND DATA
        --------------------

9.1 At all times during the subsistence of this Agreement the duly authorized representatives of each party shall have access to the Property and the Project at its and their sole risk and expense and at reasonable intervals and times, and shall further have access at all reasonable times to all technical records and other factual engineering data and information relating to the Property and the Project in the possession of the Management Committee or the Operator. In exercising the right of access to the Property or the Project the representatives of a party shall abide by the rules and regulations laid down by the Management Committee and by the Operator relating to matters of safety and efficiency. If any representative of a party is not a director, senior officer or employee of a party, the party shall so advise the Operator so that the Operator may require the representative, before giving him access to the Property or the Project or to data or information relating thereto, to sign an undertaking in favour of the Joint Venture, in form and substance satisfactory to the Operator, to maintain confidentiality to the same extent as each party is required to do under section 9.2 hereof.

9.2 All records, reports, accounts and other documents referred to herein with respect to the Property and the Project and all information and data concerning or derived from the Property and the Project shall be kept confidential and each party shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any person other than each party, the Operator, an Affiliate, their respective legal, accounting and financial or other professional advisors, and any financial institution or other person having made, making or negotiating loans to one or more of the foregoing or any trustee for any such person, or as may be required by securities or corporate laws and regulations or by the policies of any securities commission or stock exchange, or in connection with the filing of an offering memorandum, rights offering circular, prospectus or statement of material facts by a party, an Affiliate or the Operator or to a prospective assignee as permitted hereunder, or as may be required in the performance of obligations under this Agreement without prior consent of all parties, which consent shall not be unreasonably withheld.

10.     PARTITION
        ---------

10.1 No party shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.

11.     TAXATION
        --------

11.1 Each party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

12.     RIGHT OF FIRST REFUSAL
        ----------------------

12.1 Save and except as provided in section 3.5 and article 4 hereof, neither party shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its Interest or rights under this Agreement otherwise than in accordance with this article.

12.2    Nothing in this article shall prevent:

   (a) a sale by a party of all of its Interest or an assignment of all its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of section
        12.10 and agrees with the other party in writing to retransfer such Interest to the originally assigning party before ceasing to be an Affiliate of such party;

   (b)  a variation pursuant to section 4.3; or

   (c) a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

12.3 Should a party (the "transferring party") intend to dispose of all or any portion of its Interest or rights under this Agreement it shall first give notice in writing to the other parties (the "other parties") of such intention together with the terms and conditions on which the transferring party intends to dispose of its Interest or a portion thereof or rights under this Agreement.

12.4 If a party (the "transferring party") receives any offer to dispose of all or any portion of its Interest or rights under this Agreement which it intends to accept, the transferring party shall not accept the same unless and until it has first offered to sell such Interest or rights to the other parties (the "other parties") on the same terms and conditions as in the offer received and the same has not been accepted by the other parties in accordance with section 12.6.

12.5    Any communication of an intention to sell pursuant to section
12.3 and 12.4 (the "Offer") shall be in writing delivered in accordance with article 14 and shall:

   (a) set out in reasonable detail all of the terms and conditions of any intended sale;

   (b) if it is made pursuant to section 12.3, include a photocopy of the Offer; and

   (c) if it is made pursuant to section 12.4, clearly identify the offering party and include such information as is known by the transferring party about such offering party;

and such communication will be deemed to constitute an Offer by the transferring party to the other parties to sell the transferring party's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the other parties on the terms and conditions set out in such Offer. For greater certainty it is agreed and understood that any Offer hereunder shall deal only with the disposition of the Interest or rights of the transferring party hereunder and not with any other interest, right or property of the transferring party and such disposition shall be made solely for a monetary consideration.

12.6 Any Offer made as contemplated in section 12.5 shall be open for acceptance by the other parties for a period of 60 days from the date of receipt of the Offer by the other parties.

12.7 If the other parties accept the Offer within the period provided for in section 12.6, such acceptance shall constitute a binding agreement of purchase and sale between the transferring party and the other parties, in proportion to their Interests, for the Interest or its rights (or a portion thereof as the case may be) under this Agreement on the terms and conditions set out in such Offer.

12.8 If the other parties do not accept the Offer within the period provided for in section 12.6, the transferring party may complete a sale and purchase of its Interest or a portion thereof on terms and conditions no less favorable to the transferring party than those set out in the Offer and, in the case of an Offer under section 12.4, only to the party making the original offer to the transferring party and in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.9 If the other parties do accept the Offer within the period provided for in section 12.6 but fail to close the transaction contemplated thereby within 90 days following receipt of such Offer, the transferring party may complete a sale and purchase of its Interest or a portion thereof on any terms and conditions but in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.10 While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this article.

12.11	  Before the completion of any sale by the transferring party of its Interest or rights or any portion thereof under this Agreement, the purchasing party shall enter into an agreement with the parties agreeing not to sell except on the same terms and conditions as set out in this Agreement.

13.     FORCE MAJEURE
        -------------

13.12	  No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

13.13	  All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening
Event.

13.14	  A party relying on the provisions of section 13.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

14.     NOTICE
        ------

14.15	  Any notice, direction, cheque or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivery or by sending by telecopier, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

14.16	  Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and, if sent by telecopier, be deemed to have been given or received on the day it was so sent.

14.17	  Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

15.     WAIVER
        ------

15.18	  If any provision of this Agreement shall fail to be strictly enforced or any party shall consent to any action by any other party or shall waive any provision as set out herein, such action by such party shall not be construed as a waiver thereof other than at the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

16.     FURTHER ASSURANCES
        ------------------

16.19	  Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

17.     USE OF NAME
        -----------

17.20	  No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or the Project.

18.    ENTIRE AGREEMENT
       ----------------

18.21	 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

19.     AMENDMENT
        ---------

19.22	  This Agreement may not be changed orally but only by an
agreement in writing, executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

20.     ARBITRATION
        -----------

20.23	  If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

   (a) the party or parties sharing one side of this dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

   (b) the party or parties sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

   (c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

        The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne by the parties to the dispute as determined by the arbitrators. If the parties on either side of the dispute fail to name their arbitrator within the time limited or proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

21.     RIGHT TO AUDIT
        --------------

21.24	  Any party acquiring a Royalty pursuant to this Agreement shall have the right to audit at its expense the books and records in respect of such Royalty of the Operator or the other party, if it is not the Operator in respect of such Royalty.

22.     TIME
        ----
22.25	  Unless earlier terminated by agreement of all parties or as a result of one party acquiring a 100% Interest, the Joint Venture and this Agreement shall remain in full force and effect for so long as any part of the Property or Project is held in accordance with this Agreement. Termination of the Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied.

23.     RULE AGAINST PERPETUITIES
        -------------------------

23.26	  If any right, power or interest of any party in any Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of her Majesty, Queen Elizabeth II of the United Kingdom, living on the date of this Agreement.

24.     DOCUMENT RETENTION ON TERMINATION
        ---------------------------------

24.27	  Prior to the distribution of the Property or the Project or the net revenues received on the disposal thereof on termination of this Agreement, the Management Committee shall meet and may approve a procedure for the retention, maintenance and disposal of documents maintained by the Management Committee (the "Documents") and shall appoint such party as may consent thereto to ensure that all proper steps are taken to implement and maintain that procedure. If a quorum is not present at the meeting or if the Management Committee fails to approve a procedure as aforesaid, the Operator, if a party, otherwise the party holding the largest Interest as at the day immediately preceding the date the Management Committee was called to meet, shall retain, maintain and dispose of the Documents according to such procedure, in compliance with all applicable laws, as it deems fit. The party entrusted with the retention, and expenses incidental thereto, shall be entitled to receive payment of those costs and expenses prior to any distribution being made of the Property and Project or the net revenues received on the disposal thereof.

25.     ENUREMENT
        ---------

25.28	  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

26.     GOVERNING LAW
        -------------

26.29	  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

27.     SEVERABILITY
        ------------

27.30	  If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

28.     NUMBER AND GENDER
        -----------------

28.31	  Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

29.     HEADINGS
        --------

29.32	  The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

30.     TIME OF THE ESSENCE
        -------------------

30.33	  Time shall be of the essence in the performance of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

KLONDIKE BAY RESOURCES INC.
by its authorised signatory:

---------------------------------
Signature of Authorised Signatory

---------------------------------
Name of Authorised Signatory

---------------------------------
Position of Authorised Signatory



PATRIARCH, INC.
by its authorised signatory:

---------------------------------
Signature of Authorised Signatory

---------------------------------
Name of Authorised Signatory

---------------------------------
Position of Authorised Signatory

                              SCHEDULE "A"
                              ------------

to that certain Joint Venture Agreement between Klondike Bay Resources
       Inc. and Patriarch, Inc. made as of the _day of _ , 200_


                             THE PROPERTY
                             ------------


             Latitude 46( 33' North, Longitude 80( 44' West
                        SUDBURY MINING DISTRICT
                               ONTARIO
                                CANADA


List of Claims

----------------------------------------------------------------------
  CLAIM NUMBERS              TOWNSHIP/AREA            CLAIM NAME
----------------------------------------------------------------------
S  1246249 - 1246253           DRYDEN &           MANCHESTER SOUTH
                             FALCONBRIDGE             PROPERTY
                              ( G-4048 )
----------------------------------------------------------------------

                              SCHEDULE "B"
                              ------------


to that certain Joint Venture Agreement between Klondike Bay Resources
       Inc. and Patriarch, Inc. made as of the _day of _, 200_


1.      "Net Profits" means the aggregate of:

   (a) all revenues from the sale or other disposition of ores, metals or minerals mined or extracted from the Property or any portion thereof and any concentrates produced therefrom;

   (b) all revenues from the operation, sale or other disposition of any Facilities the cost of which is included in the definition of "Operating Expenses", "Capital Expenses" or "Exploration Expenses"; and

   (c) Working Capital deducted in the calculation of Net Profits for the prior period,

less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.


2. "Working Capital" means the amount reasonably necessary to provide for the operation of the mining operation on the Property and for the operation and maintenance of the Facilities for a period of six months.


3. "Operating Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with commercial production from the Property and in connection with the maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, metals, minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts and all amounts payable or chargeable in respect of reasonable overhead and administrative services.

4. "Capital Expenses" means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, redevelopment, modernization and expansion of the Property and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum, but does not include Operating Expenses nor Exploration Expenses.


5. "Exploration Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Property all determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design, planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this Agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.


6. "Facilities" means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Property or not, acquired or constructed exclusively for the mining operation on the Property contemplated by this Agreement.


7. Installments of the Royalty payable shall be paid by the Operator as follows:

   (a) within 45 days after the end of each of the first three calendar quarters in each fiscal year and within 60 days of the end of the last calendar quarter in each year, the Operator shall pay to the royalty holder an amount equal to 25% of the estimated Royalty, if any, for the fiscal year, adjusted if necessary after the first quarter of any fiscal year to reflect any change during the fiscal year in estimated Royalty; and

   (b) within 120 days after the end of the calendar year, the balance, if any, of Royalty payable in respect of the fiscal year last completed.

        Should the Operator not pay the royalty holder the installment of the Royalty payable within the time specified then such unpaid installment of Royalty shall bear interest equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum calculated from the last day of the calendar quarter in which the liability for the payment of the installment of Royalty arose.

8. The Operator shall, within 45 days after the end of each calendar quarter, furnish to the royalty holder quarterly unaudited statements respecting operations on the Property, together with a statement showing the calculation of Royalty for the calendar quarter last completed.


9. Within 120 days after the end of each calendar year, the accounts of the Operator relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Operator, at its expense. The royalty holder shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.


10. If the audited financial statements furnished pursuant to paragraph 9 disclose any overpayment of Royalty by the Operator during the year, the amount of the overpayment shall be deducted from future installments of Royalty payable hereunder.


11. If the audited financial statements furnished pursuant to paragraph 9 disclose any underpayment of Royalty by the Operator during the year, the amount thereof shall be paid to the royalty holder forthwith after determination thereof.


12. The Operator agrees to maintain, for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the royalty holder or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Operator to the royalty holder pursuant hereto. The royalty holder shall have the right, at its own expense, to have such accounts audited by independent auditors once each year.

                                 SCHEDULE "C"



                             NET SMELTER RETURNS
                             -------------------


For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Patriarch from the sale by Patriarch of minerals mined and removed from the Property, after deduction of the following:

   (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Patriarch,beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

   (b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

   (c)  ad valorem taxes and taxes based upon production, but not income taxes.

In the event Patriarch commingles minerals from the Property with minerals from other properties, Patriarch shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.